CERTIFICATE OF AMENDMENT
                                OF
                   ARTICLES OF INCORPORATION OF
                 LINCOLN DIVIDE INDUSTRIES, INC.

     LINCOLN DIVIDE INDUSTRIES, INC., a Corporation organized and existing under and by virtue of the provisions of the General Corporation Act of the State of Nevada and the acts amendatory thereof and supplementary thereof, the Articles of Incorporation of which were filed in the office of the Secretary of State of the State of Nevada on the 14th day of May 1919, does hereby certify:

     That at a regular meeting of the Board of Directors and Stockholders of said LINCOLN DIVIDE INDUSTRIES, INC., duly held on February 21, 1980, resolutions were duly and unanimously adopted setting forth amendments to the Articles of Incorporation, as follows:

RESOLVED:  That the following Articles of Incorporation be changed to:

       Article I-The name of the Corporation shall be CHEROKEE MINERALS AND OIL, INC.

           Article IV-That the total authorized capital stock of this corporation shall be 30,000,000 shares having a par value of one cent ($0.01) per share.

      Article VII-The governing Board of Corporation shall be styled directors and shall be a minimum of three (3) and a maximum of eleven (11).

       In Witness whereof, said corporation, has caused its Corporate seal to be hereunto affixed and this Certificate to be signed by Jacob Silberman and Miriam Silberman, its President and Secretary, on this 21st day of February, 1980.

    On this 21st day of February 1980, personally appearing before me, a Notary Public in and for the County of New York, State of New York, and an attorney licensed in the State of New York, Jacob Silberman and Miriam Silberman, known to be the President and Secretary of the above corporation described herein and who executed the foregoing Certificate of Amendment of Articles of said Corporation and who severally acknowledged to me that they executed the same freely and for the purpose therein mentioned.
     Witness my hand and official seal the day and year aforesaid.

ATTEST:                                       CHEROKEE MINERALS AND OIL, INC.
/s/Miriam Silberman                           /s/Jacob Silberman
Secretary                                     President

/s/Benjamin Strecher
Notary Public, State of New York
Commission Expires March 30, 1981